UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38045	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2019, Neurotrope, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Michael Ciraolo, J.D., Ph.D., pursuant to which Dr. Ciraolo agreed to serve as General Counsel and Chief Operating Officer of the Company, commencing April 1, 2019 (the “Effective Date”). Dr. Ciraolo will receive an initial annual base salary of $335,000 with a target annual bonus equal to 30% of his base salary as then in effect. Dr. Ciraolo also has received or will receive pursuant to the Company’s 2017 Equity Incentive Plan, as amended, an initial equity grant of options to purchase 100,000 shares of Common Stock, 25% of which will vest immediately and the remaining 75% of which will vest in equal monthly installments over a two year period.

Dr. Ciraolo, age 46, joins the Company from Ovid Therapeutics, where he served as senior vice president, chief intellectual property counsel from July 2015 to March 2019. Prior to that time, from February 2006 to July 2015, he served as an executive director at Forest Laboratories, where he held positions of increasing levels of responsibility, including Executive Director, Senior Patent Counsel. Dr. Ciraolo has been involved with the development of numerous pharmaceutical products and transactional matters, including mergers, acquisitions and licensing opportunities. Dr. Ciraolo began his legal career as an associate at Baker Botts LLP in New York City, received a Ph.D. in chemistry from Stony Brook University and a J.D. from St. John’s University School of Law.

If the Company terminates Dr. Ciraolo’s employment without cause (as defined in the Employment Agreement) or if Dr. Ciraolo terminates his employment with the Company for good reason (as defined in the Employment Agreement), Dr. Ciraolo is entitled to receive 1/12 of his base salary as then in effect for the Severance Period, which is defined in the Employment Agreement as (i) if no Change of Control (as defined in the Employment Agreement) has occurred, (A) three months if the termination date is prior to the first anniversary of the Effective Date, (B) six months if the termination date is after the first anniversary of the Effective Date but before the second anniversary, or (C) nine months if the termination date is after the second anniversary of the Effective Date, and (ii) if a Change of Control has occurred as of the termination date, twelve months.

The Company is not aware of any transactions in which Dr. Ciraolo has an interest that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference. On April 1, 2019, the Company issued a press release announcing Dr. Ciraolo’s appointment, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated March 29, 2019, between Neurotrope, Inc. and Michael Ciraolo.

99.1	Press Release of Neurotrope, Inc., dated April 1, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Date: April 1, 2019	By: /s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer